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               CHESAPEAKE UTILITIES CORPORATION AND SUBSIDIARIES
                                  EXHIBIT 12
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                For the Years Ended December 31,
                                                             --------------------------------------------------------------------
                                                                    1996                     1995                    1994
                                                             ---------------------    ---------------------   -------------------
Income from continuing operations                                      $6,910,428               $7,236,695            $4,459,922

Add:
     Income taxes                                                       4,030,725                4,131,177             2,542,368
     Portion of rents representative of interest factor                   170,530                  182,211               187,012
     Interest on indebtedness                                           2,656,606                2,666,223             2,637,654
     Amortization of debt discount and expense                            120,345                  109,399               103,859
                                                             ---------------------    ---------------------     -----------------
     Earnings as adjusted                                             $13,888,634              $14,325,705            $9,930,815
                                                             =====================    =====================     =================

Fixed Charges
     Portion of rents representative of interest factor                  $170,530              $   182,211            $  187,012
     Interest on indebtedness                                           2,656,606                2,666,223             2,637,654
     Amortization of debt discount and expense                            120,345                  109,399               103,859
                                                             ---------------------    ---------------------     -----------------
     Fixed Charges                                                     $2,947,481               $2,957,833            $2,928,525
                                                             =====================    =====================     =================
Ratio of Earnings to Fixed Charges                                           4.71                     4.84                  3.39
                                                             =====================    =====================     =================
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